SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  August 8, 2013

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2013, PSB Holdings, Inc. (the “Company”) filed an amendment to its Second Amended and Restated Articles of Incorporation in order to increase the authorized common stock of the Company to 6 million shares from 3 million shares.  The amendment was previously approved by the Company’s shareholders at the Company’s most recent annual meeting of shareholders.  The increase in the number of authorized shares of common stock will, provide additional shares for future stock splits or stock dividends, the issuance of stock in connection with employee stock option and other employee benefit plans that may be adopted in the future, possible acquisitions, and for other general corporate purposes.  The Company’s board of directors has no present intention to issue any additional common stock pursuant to any plan that is not now in effect.  In addition, the Company has no present intention to acquire any other business or entity in exchange for stock, and there are no other commitments for the issuance of additional common stock at this time other than pursuant to annual discretionary restricted stock awards as determined by the Company’s Board of Directors.

The amendment to the Company’s Second Amended and Restated Articles of Incorporation are attached as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit 3.1

Articles of Amendment to Second Amended and Restated Articles of Incorporation of PSB Holdings, Inc., dated as of August 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  August 14, 2013

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

Dated August 8, 2013

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 3.1

Articles of Amendment to Second Amended and Restated Articles of Incorporation of PSB Holdings, Inc., dated as of August 8, 2013